Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-201065) pertaining to the Landmark Infrastructure Partners LP 2014 Long-Term Incentive Plan of our report dated December 2, 2015, with respect to the supplemental consolidated and combined financial statements and schedule of Landmark Infrastructure Partners LP incorporated by reference in this Current Report (Form 8-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Irvine, California

December 2, 2015